                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): December 16, 2003

                          ATCHISON CASTING CORPORATION
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               (Exact name of registrant as specified in charter)

        Kansas                     1-12541                    48-1156578
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(State of Incorporation)     (Commission File Number)      (I.R.S. Employer
                                                         Identification Number)

                   400 South Fourth Street, Atchison, KS 66002
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               (Address of Principal Executive Offices) (Zip Code)

                                 (913) 367-2121
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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          (Former name or former address, if changed since last report)

Item 3.  Bankruptcy or Receivership.

As previously reported on Form 8-K, on August 4, 2003, Atchison Casting
Corporation (the "Company") and certain U.S. subsidiaries filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the
"Bankruptcy Code"), in the United States Bankruptcy Court for the Western
District of Missouri (the "Bankruptcy Court") (Case No.03-50965). It is unlikely that any funds will be left for stockholders of the Company after payment of secured creditors.

Monthly Operating Report

As a part of the bankruptcy proceedings, the Company is required to file with the Bankruptcy Court a Monthly Operating Report Summary ("MOR"). The Company
filed with the Bankruptcy Court the MOR as of and for the month ended November
28, 2003. Included in November's results is a charge of approximately $2.1 million recorded by the Company to write-off its net investment in Canadian
Steel Foundries, Ltd. A copy of certain financial information in the MOR is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.  Exhibits.

Exhibit 99.1 Financial information in the MOR as of and for the month ended
             November 28, 2003.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2003

                                 Atchison Casting Corporation

                                 By:      /s/ Kevin T. McDermed
                                    --------------------------------
                                          Kevin T. McDermed
                                          Chief Financial Officer